THIRD AMENDMENT TO
STANDARD MULTI-TENANT OFFICE LEASE — GROSS

THIS THIRD AMENDMENT TO STANDARD MULTI-TENANT OFFICE LEASE – GROSS dated as of December 10, 2009 (this “Third Amendment”) is entered into by and between WESTCORE MESA VIEW, LLC, a Delaware limited liability company and DD MESA VIEW, LLC, a California limited liability company (collectively, “Lessor”), and ADVENTRX PHARMACEUTICALS, INC., a Delaware Corporation (“Lessee”), with reference to the following:

R E C I T A L S

WHEREAS, George V. Casey and Ellen M. Casey, Trustees of the Casey Family Trust, dated June 22, 1998 (“Original Lessor”), and Lessee entered into that certain Standard Multi-Tenant Office Lease — Gross dated June 3, 2004 (the “Original Lease”), as amended by that certain First Amendment to Original Lease, dated May 12, 2005 (the “First Amendment”), and that certain Second Amendment to Original Lease, dated July 22, 2009 (the “Second Amendment”; the Original Lease, the First Amendment and the Second Amendment are sometimes collectively referred to herein as the “Lease”) for the lease of certain premises (the “Premises”), currently consisting of approximately 3,173 rentable square feet commonly known currently as Suite 100 (previously known as Suite 102), located at 6725 Mesa Ridge Road, San Diego , California (the “Building”). Lessor is the successor-in-interest to Original Lessor under the Original Lease. All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Lease.

WHEREAS, Lessor and Lessee desire by this Third Amendment to amend the Lease in order to, among other things, (a) extend the term of the Lease for an additional eight (8) month period; (b) provide for the Base Rent to be paid by Lessee for the Premises during the Extension Term (as defined below); and (c) further amend, modify and supplement the Lease as set forth herein.

NOW, THEREFORE, in consideration of the promises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lessor and Lessee hereby agree as follows:

1. Recitals. The Recitals set forth above are incorporated herein as though set forth in full herein.

2. Extension of Term. Lessor and Lessee acknowledge that the term of the Lease expires according to its terms on May 31, 2010 (the “Old Expiration Date”). Notwithstanding anything to the contrary contained in the Lease, Lessor and Lessee agree the Expiration Date of the Lease shall be extended such that the Lease shall terminate on January 31, 2011 (the “New Expiration Date”), unless sooner terminated in accordance with the terms of the Lease. The period from June 1, 2010 through the New Expiration Date shall be referred to herein as the “Extension Term.”

3. Base Rent During the Extension Term. Notwithstanding anything in the Lease to the contrary and in addition to paying all other amounts due under the Lease, including without limitation all Additional Rent, Lessee shall pay Monthly Base Rent for the Premises during the Extension Term in the amount of Four Thousand Four Hundred Forty Two and 20/100 Dollars ($4,442.20).

4. Condition of the Premises. Lessee acknowledges that it has been and continues to be in possession of the Premises, is familiar with the condition of the Premises and accepts the Premises in its presently existing, “as is” condition, with all faults and without representation, warranty or improvements by Lessor of any kind whatsoever.

5. Security Deposit. The existing Security Deposit held by Lessor at the Old Expiration Date will be $0.00. Concurrently with Lessee’s execution of this Third Amendment, Lessee shall deposit $2,221.10 to the existing deposit held by Lessor under the Lease for a total Security Deposit hereunder of $2,221.10 to be held in accordance with the terms of Section 5 of the Original Lease.

6. Business Hours for the Building. Section 1.12 of the Original Lease shall be amended as follows: 8 a.m. to 6 p.m. Mondays through Fridays (except Building Holidays). “Building Holidays” shall mean the dates of observation of New Year’s Day, President’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, and Christmas Day.

7. Utility Bills. Upon Lessor’s request, Lessee shall deliver to Lessor copies of all bills for separately metered utilities supplied to the Premises for the past twelve (12) month period within thirty (30) days of Lessor’s request.

8. Estoppel. Lessee hereby certifies and acknowledges, that as of the date hereof (a) Lessor is not in default in any respect under the Lease, (b) Lessee does not have any defenses to its obligations under the Lease, (c) Lessor is holding a security deposit in the amount of $15,547.70 under the Lease to be used for Monthly Base Rent payments pursuant to the Second Amendment, and (d) there are no offsets against rent payable under the Lease. Lessee acknowledges and agrees that: (i) the representations herein set forth constitute a material consideration to Lessor in entering into this Third Amendment; (ii) such representations are being made by Lessee for purposes of inducing Lessor to enter into this Third Amendment; and (iii) Lessor is relying on such representations in entering into this Third Amendment.

9. Brokers. Lessee hereby represents and warrants to Lessor that Lessee has not entered into any agreement or taken any other action which might result in any obligation on the part of Lessor to pay any brokerage commission, finder’s fee or other compensation with respect to this Third Amendment, and Lessee agrees to indemnify and hold Lessor harmless from and against any losses, damages, costs or expenses (including without limitation, attorneys’ fees) incurred by Lessor by reason of any breach or inaccuracy of such representation or warranty.

10. Ratification. Except as otherwise specifically herein amended, the Original Lease is and shall remain in full force and effect according to the terms thereof. In the event of any conflict between the Lease and this Third Amendment, this Third Amendment shall control.

11. Attorneys’ Fees. Should either party institute any action or proceeding to enforce or interpret this Third Amendment or any provision thereof, for damages by reason of any alleged breach of this Third Amendment or of any provision hereof, or for a declaration of rights hereunder, the prevailing party in any such action or proceeding shall be entitled to receive from the other party all cost and expenses, including actual attorneys’ and other fees, reasonably incurred in good faith by the prevailing party in connection with such action or proceeding. The term “attorneys’ and other fees” shall mean and include attorneys’ fees, accountants’ fees, and any and all consultants’ and other similar fees incurred in connection with the action or proceeding and preparations therefore. The term “action or proceeding” shall mean and include actions, proceedings, suits, arbitrations, appeals and other similar proceedings.

12. Submission. Submission of this Third Amendment by Lessor to Lessee for examination and/or execution shall not in any manner bind Lessor and no obligations on Lessor shall arise under this Third Amendment unless and until this Third Amendment is fully signed and delivered by Lessor and Lessee.

13. Counterparts. This Third Amendment may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

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IN WITNESS WHEREOF, this Third Amendment has been executed by the parties as of the date first referenced above.

“Lessor”

WESTCORE MESA VIEW, LLC,
a Delaware limited liability company

By:	MRB Manager, LLC, a Delaware limited liability company, its Manager
By: /s/ Don Ankeny

Don Ankeny Authorized Signatory

DD MESA VIEW LLC,

a California limited liability company

By:	MRB Manager, LLC, a Delaware limited liability company, its Manager
By: /s/ Don Ankeny

Don Ankeny Authorized Signatory

“Lessee”

ADVENTRX PHARMACEUTICALS, INC,
a Delaware Corporation

By: /s/ Patrick Keran
Patrick Keran
General Counsel and Vice President of Legal